Exhibit 10.2

THIRD AMENDMENT AND CONSENT
TO AMENDED AND RESTATED LOAN AGREEMENT

This Third Amendment and Consent to Amended and Restated Loan Agreement is entered into as of July 31, 2008 (the “Amendment”) by and between COMERICA BANK (“Bank”) and CLARIENT, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of February 28, 2008, as amended by that certain First Amendment and Waiver to Amended and Restated Loan Agreement dated as of March 14, 2008, and that certain Second Amendment to Amended and Restated Loan Agreement dated as of March 21, 2008 (as so amended, the “Agreement”).  Borrower proposes to incur additional indebtedness (the “Additional Debt”) pursuant to a Credit Agreement among between Gemino Healthcare Finance, LLC (“Gemino”), Borrower and other borrowers named therein, dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Gemino Credit Agreement”).  Borrower has requested that Bank consent to the incurrence and repayment of the Additional Debt, and Bank has agreed to do so in accordance with this Amendment.  Additionally, the parties desire to further amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                      Upon the effectiveness of this Amendment, Bank (i) consents to Borrower entering into the Gemino Credit Agreement and the incurrence of the Additional Debt pursuant thereto; (ii) consents to the liens granted by Borrower to Gemino pursuant to the Gemino Credit Agreement; (iii) notwithstanding Section 7.11 of the Agreement, hereby consents to the Borrower agreeing to include a “negative pledge” covenant in the Gemino Credit Agreement;  (iv) notwithstanding Section 6.6 of the Agreement, hereby consents to Borrower and its Subsidiaries’ moving their lockbox operations and related accounts currently maintained at Bank (including Account Nos. 1893118115 and 1892036953) to another institution in accordance with the Gemino Credit Agreement and (v) notwithstanding Section 7.9 of the Agreement, hereby consents to the amendment by Borrower and Safeguard Delaware, Inc. (“Safeguard”) of that certain Amended and Restated Senior Subordinated Revolving Credit Agreement dated March 14, 2008 (“Safeguard Senior Credit Agreement”), which amends the Safeguard Senior Credit Agreement by, among other things, allowing Borrower to enter into the Gemino Credit Agreement to replace a portion of the amounts Safeguard advanced to Borrower to pay off its obligations to GE Capital.  Bank waives any default or event of default under the Agreement resulting from Borrower’s incurrence of the Additional Debt and its execution of the Gemino Credit Agreement, including the moving of accounts set forth in clause (iv) above.  Bank acknowledges that the Additional Debt shall be deemed “Permitted Indebtedness” under the Agreement and the liens granted by Borrower pursuant to the Gemino Credit Agreement shall be deemed “Permitted Liens” under the Agreement.

2.                                      The following defined terms are hereby added to Section 1.1 of the Agreement to read as follows:

“EBITDA” means, for any period, the sum of (i) net income of Borrower and its Subsidiaries for such period, plus (ii) amounts deducted in the calculation of such net income for (A) interest expense, (B) charges against income for foreign, federal, state and local taxes, (C) depreciation and amortization, and (D) stock based compensation, all determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

“Gemino Credit Agreement” means that certain Credit Agreement by and among Gemino Healthcare Finance, LLC, Borrower, Clarient Diagnostic Services, Inc., and ChromaVision International, Inc., dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time).

3.                                      Clause (d) of the definition of Permitted Indebtedness is hereby amended in its entirety to read as follows:

(d)                                Subordinated Debt, and Indebtedness under the Gemino Credit Agreement; and

4.                                      Clause (d) of the definition of Permitted Liens is hereby amended in its entirety to read as follows:

(d)                                Liens upon or in any accounts receivable or inventory of Borrower or any of its Subsidiaries, and Liens securing the obligations of Borrower and its Subsidiaries under the Gemino Credit Agreement; and

5.                                      Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

6.8                              EBITDA.  Borrower to maintain minimum EBITDA on a cumulative, year to date basis for periods set forth below, of at least the stated amount, in each case measured quarterly at the end of each fiscal quarter:

Period	Minimum EBITDA

For the period from 1/01/08 – 9/30/08	$ 2,000,000
For the period from 1/01/08 – 12/31/08	$ 2,900,000
Thereafter	as may be re-set based on Borrower’s Board-approved plan for FYE 2009

6.                                      Exhibit C attached to the Agreement is replaced with Exhibit C attached hereto.

7.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall have the respective meanings set forth in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

8.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument (and delivered via facsimile or electronic transmission).

9.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                 an affirmation and amendment to subordination agreement (Safeguard Delaware, Inc.);

(c)                                  an affirmation of guaranty (Safeguard Delaware, Inc.);

(d)                                 an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(e)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CLARIENT, INC.

By:	/s/ Raymond J. Land

Title: Chief Financial Officer and Secretary

COMERICA BANK

By:	/s/ Todd A. McDonald

Title: SVP

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK

FROM:	CLARIENT, INC.

The undersigned authorized officer (the “Officer”) of CLARIENT, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan Agreement between Borrower and Bank (as amended to date, the “Agreement”), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes ☐	No ☐
Annual (CPA Audited)	FYE within 90 days	Yes ☐	No ☐
10K and 10Q	(FYE within 90 days and FQE within 45 days or as extended by SEC provisions)	Yes ☐	No ☐

Financial Covenant	Required	Actual	Complies

Measured on a Year-to-Date for the Period as indicated in the Agreement:
Minimum Cumulative EBITDA			Yes ☐	No ☐

* See Agreement.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,
	Date:	AUTHORIZED SIGNER

Verified:
AUTHORIZED SIGNER
SIGNATURE
Date:

TITLE	Compliance Status	Yes ☐	No ☐

DATE